Exhibit 99.1

SmartPros Acquires the Business and Assets of Executive Enterprise Institute (EEI)
SmartPros to Expand Offerings for Live Conferences within Corporate Finance and Legal Industries

FOR IMMEDIATE RELEASE -- HAWTHORNE, N.Y. – July 1, 2009 -- SmartPros Ltd. (Nasdaq:SPRO), a leader in the field of accredited professional education and corporate training, today announced that it has acquired the business and assets of Executive Enterprise Institute (EEI), a leading provider of live conferences and seminars for corporate finance, tax and legal industry professionals. EEI’s live events present practical in-depth solutions from leading experts covering compliance challenges and best practices, and are designed to meet accredited continuing education requirements.

“EEI greatly increases our capabilities and offerings for accredited live event training in the corporate finance, tax and legal industries,” said Allen Greene, SmartPros Chairman and CEO. “EEI has developed a strong retail presence for their well-known conferences, and EEI’s network of speakers and advisors will add greater depth to SmartPros’ portfolio of subject matter experts. In addition, EEI will enhance SmartPros’ ability to offer in-house training for our industry-related clients, and SmartPros will provide existing EEI clients with an extensive range of online training solutions.”

Greene added: “It should be noted that EEI’s business is somewhat seasonal in nature, with a majority of their events being held in the spring and fall-winter timeframes. Given the current economic climate, we recognize that EEI may not contribute to our earnings immediately, yet view this as a very positive acquisition in the long term. As continually noted, our company is always best viewed on an annual basis due to the seasonality of several of our product lines.”

EEI (www.eeiconferences.com), founded in 1971, will now operate as SmartPros’ EEI Division and will base its operations from SmartPros’ Hawthorne, N.Y., headquarters. Glenn Shapiro, one of EEI’s previous owners, will join SmartPros as President of the newly created EEI Division.

“Glenn is well established in the live conference business and we are thrilled to have him join us to lead his former company,” said Greene. “Several long-time EEI staff members will also be joining us, and we welcome them all to our team.”

About SmartPros Ltd.

Founded in 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education and corporate training. Its products and services are focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, financial services, insurance, banking, engineering, legal, ethics and compliance, and information technology. SmartPros is a leading provider of professional education products and services to Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros delivers its products and services in a variety of media, including online, DVD video, and live training and event services. Our combined subscription libraries feature thousands of accredited course titles. SmartPros also provides news services through its Web sites, distributing more than 200,000 subscriber email newsletters and serving more than 1 million advertising impressions each month. SmartPros' network of sites averages more than 900,000 monthly visits, serving a user base of 1 million+ profiled members. Visit: www.smartpros.com

Safe Harbor Statement
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Results reported within this press release should not be considered an indication of future performance. Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the Company expects, believes or anticipates will or may occur in the future. In particular, the Company cannot make any assurances that any existing projects will generate revenues or be profitable or that any prospective projects that it is currently pursuing will lead to definitive agreements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with Securities and Exchange Commission.

Contact:
Shane Gillispie
VP Marketing Services, eCommerce
SmartPros, Ltd.
914-752-4401
shanegillispie@smartpros.com